CIMAREX | Resolute Energy Corporation

CIMAREX ACQUISITION OF RESOLUTE ENERGY CORPORATION

Bolt-On Acquisition in Permian Basin

$1.6B
Transaction Value, incl. assumption of $710MM of Debt

Cash and Stock Consideration

40%	**60%**
Cash	Stock

REN Shareholders own 5.6% of XEC shares post closing

1Q 2019
Expected Close

PRO FORMA 3Q 2018 PRODUCTION

253 MBoe/d | **79,647** bo/d

FINANCIAL BENEFITS

Accretive
in 2019 on all relevant metrics incl. EPS, CFPS, NAV

Self-funding
Strong Cash Flow

Immediate cost saving
from interest expense and G+A

Transaction Metrics Compare Favorably with Recent Delaware Basin Deals

$31,000 – $37,000 Price Paid per Flowing BOE*

$20,500 Implied Price per Acre paid by XEC (mid-point)

Increases Footprint by
21,100 Net Acres

Leverages XEC learnings for future development of stacked opportunities


LOVING
REEVES
XEC SNOWSHOE DEVELOPMENT
XEC WOOD STATE DEVELOPMENT
XEC LIVINGSTON WELLS
XEC DIXIELAND
XEC PAGODA STATE DEVELOPMENT
XEC ACREAGE
REN ACREAGE
XEC Operated Upper Wolfcamp
Operated SWD

* 1Derrick, FactSet market data as of 10/12/18, includes 20 transactions with >$400MM deal size